EXHIBIT 32.2

CERTIFICATION OF THE CFO OF MAJESCO HOLDINGS INC. PURSUANT TO 18 U.S.C.
SECTION 1350, AS ADOPTED PURSUANT TO 906 OF THE
SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Majesco Holdings Inc. (the "Company") on Form 10-Q for the period ending July 31, 2004 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Jan E. Chason, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

By: /s/ Jan E. Chason

Name: Jan E. Chason
Title: Chief Financial Officer (Principal Financial and Accounting Officer)

Date: September 14, 2004